UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 4, 2023

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 Almanor Ave

Sunnyvale, California 94085

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value of $0.01 per share)	SNPS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director

On August 4, 2023, in accordance with the applicable provisions of its amended and restated bylaws, the Board of Directors (the “Board”) of Synopsys, Inc. (“Synopsys”) increased the size of the Board from nine to ten directors and appointed Robert Painter to serve as director effective immediately. The Board has determined that Mr. Painter qualifies as an independent director in accordance with the listing requirements and rules of the Nasdaq Stock Market LLC and Synopsys’ Corporate Governance Guidelines. The Board expects to appoint Mr. Painter to one or more committees of the Board at a later date.

Mr. Painter has served as President and Chief Executive Officer of Trimble Inc. (“Trimble”), a global, industrial technology company, and on Trimble’s board of directors since January 2020. He previously served as Trimble’s Chief Financial Officer from 2016 to 2019 and in several other leadership positions since joining Trimble in 2006. Prior to joining Trimble, Mr. Painter served in a variety of leadership positions at Cenveo, Rapt Inc., Bain & Company, Whole Foods Market and Kraft Foods.

There are no arrangements or understandings between Mr. Painter and any other persons pursuant to which he was named a director of Synopsys. Mr. Painter does not have any family relationship with any of Synopsys’ directors or executive officers or any persons nominated or chosen by Synopsys to be a director or executive officer. Furthermore, Mr. Painter does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K.

Mr. Painter will participate in Synopsys’ non-employee director program. Mr. Painter will receive an annual cash retainer of $125,000, which is payable in advance in four equal payments prior to Synopsys’ regularly scheduled quarterly Board meetings and will be prorated in his first year of service. Further, upon his appointment, Mr. Painter was granted (i) an initial restricted stock award for shares of Synopsys common stock with a grant date fair market value of $350,000, which vests in equal installments on the date immediately preceding each of the first three annual meetings following the date of grant, subject to continued Board service through each vesting date; and (ii) an interim restricted stock award for shares of Synopsys common stock with a grant date fair market value equal to a prorated portion of the annual award of $175,000, which vests on the date immediately preceding the first annual meeting following the date of grant.

In accordance with Synopsys’ customary practice, Synopsys is entering into its standard form of indemnification agreement with Mr. Painter, which requires Synopsys to indemnify Mr. Painter against certain liabilities that may arise as result of his status or service as a director. The description of Mr. Painter’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to Synopsys’ Form 8-K filed on July 14, 2011 as Exhibit 99.2.

Item 7.01	Regulation FD Disclosure.

The press release announcing the appointment of Robert Painter to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by Synopsys under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title

99.1	Press release dated August 7, 2023 announcing the appointment of Robert Painter to the Board of Directors of Synopsys, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: August 7, 2023	By:	/S/ JOHN F. RUNKEL, JR.
John F. Runkel, Jr.
General Counsel and Corporate Secretary

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